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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-36271 of INSpire Insurance Solutions, Inc. on Form S-8 of our report dated February 25, 1999, appearing in the Annual Report on Form 10-K of INSpire Insurance Solutions, Inc. for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

Fort Worth, Texas
March 26, 1999